AMENDMENT TO THE BRAZOS MUTUAL
FUNDS DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 10th day of  July, 2008, to the Distribution Agreement, dated November 25, 2002, as amended August 1, 2005 and February 10, 2006 (the “Agreement”), is entered into by and between Brazos Mutual Funds, a Delaware business trust (the “Trust”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the fees of said Agreement; and

WHEREAS, Section 9, paragraph B of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ James R. Schoenike

Name: Benjamin C. Bell, Jr.	Name: James R. Schoenike

Title: President	Title: President

Exhibit B
to the
Distribution Agreement – Brazos Mutual Funds
FEE SCHEDULE 6-1-08 through 6-1-10
Regulatory Distribution Annual Services*
• $_____
Advertising Compliance Review/FINRA Filings
• $____ per job for the first 10 pages (minutes if tape or video); $____ per page (minute if tape or video) thereafter (includes FINRA filing fee)
• Non-FINRA filed materials, e.g. Internal Use Only Materials
$____ per job for the first 10 pages (minutes if tape or video); $____ per page (minute if tape or video) thereafter
• FINRA Expedited Service for 3 Day Turnaround
$____ for the first 10 pages (minutes if audio or video); $____ per page (minute if audio or video) thereafter.  (Comments are faxed.  FINRA may not accept expedited request.)
• Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
$____ for the first 10 pages (minutes if audio or video); $____ per page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if required)
• $____ per year per registered representative
• Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
• $____ per FINRA designated branch location
• Plus any FINRA and state fees for registered representatives, including license and renewal fees.
• $____ penalty to be paid by Adviser if written notice of termination of a RR is not received by Quasar within ten (10) business days of the RR’s effective date of termination.
Fund Fact Sheets
• Design - $____ per fact sheet, includes first production
• Production - $____ per fact sheet per production period
• Web sites, brochures and other sales support materials – project priced via Quasar proposal.
• All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, without limitation:
• typesetting, printing and distribution of Prospectuses and shareholder reports
• production, printing, distribution and placement of advertising and sales literature and materials
• engagement of designers, free-lance writers and public relations firms
• long-distance telephone lines, services and charges
• postage
• overnight delivery charges
• FINRA registration fees
(FINRA advertising filing fees are included in Advertising Compliance Review section above)
• record retention
• travel, lodging and meals

* Fees are billed monthly.

Exhibit B (continued) to the
Distribution Agreement – Brazos Mutual Funds

Chief Compliance Officer Support Services FEE SCHEDULE Effective 6-1-08 through 6-1-10

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $_____ per service per year
 **____% discount for the first year

Fees are billed monthly.